UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2013

ARCTIC CAT INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-18607	41-1443470
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

505 Hwy 169 North, Suite 1000
Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (763) 354-1800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2013, Arctic Cat Inc. and certain of its subsidiaries (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “New Credit Agreement”) evidencing a senior secured revolving credit facility maturing on November 30, 2017 with certain financial institutions as lenders and Bank of America, N.A., as lender and agent for the lenders, pursuant to which the Company may borrow an aggregate principal amount of up to $100,000,000 from May through November and up to $50,000,000 from December through April of each year. The Company intends to use amounts borrowed under the New Credit Agreement for ongoing working capital needs and general corporate purposes.

The New Credit Agreement is an amendment and restatement of the Company’s existing working capital line-of-credit and is secured by a lien on substantially all of the real and personal property of the Company and each of the Company’s domestic subsidiaries. It contains customary representations and warranties and covenants, including a minimum fixed charge coverage ratio.

The New Credit Agreement contains customary events of default, including, but not limited to, defaults in payment obligations, breaches of certain covenants, a material misrepresentation of a representation and warranty, a default under other material debt obligations, certain material judgments against the Company, a change of control and the commencement of bankruptcy or insolvency proceedings. The occurrence of any of these events of default may result in acceleration of the Company’s obligations owed under the New Credit Agreement and the termination of any future commitments available thereunder.

The foregoing description of the New Credit Agreement is a summary and is qualified in its entirety by reference to the New Credit Agreement attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure of the material terms and conditions of the New Credit Agreement contained in Item 1.01 above are hereby incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Loan and Security Agreement, dated as of November 8, 2013, among the Company, certain financial institutions as lenders and Bank of America, N.A., as lender and the administrative agent for the lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCTIC CAT INC.
(Registrant)

Date: November 15, 2013	/s/ TIMOTHY C. DELMORE
Timothy C. Delmore
Chief Financial Officer

ARCTIC CAT INC.

FORM 8-K CURRENT REPORT

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Loan and Security Agreement, dated as of November 8, 2013, among the Company, certain financial institutions as lenders and Bank of America, N.A., as lender and administrative agent for the lenders.

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